UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

LASER PHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 N. Keller Rd.
Suite G
Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

On August 21, 2024, the Audit Committee of the Board of Directors (the “Audit Committee”) of Laser Photonics Corporation (the “Company”) determined, based on the recommendation of management, that the Company’s previously issued financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Quarterly Report on Form 10-Q for the period ended June 30, 2024, should no longer be relied upon as a result of the Company’s predecessor auditor, Fruci & Associates II, PLLC (“Fruci”), identifying an adjusting entry that Fruci had proposed and that was posted by the Company that overstated deferred revenue and needed to be corrected as discussed in further detail in Note 7 of the December 31, 2023, financial statements in the Company’s Form 10-K/A that it filed on August 28, 2024, and the Form 10-Q/A filed September 12, 2024. Since the financial statements for the year ended December 31, 2023, and for the quarter ended June 30, 2024, have been corrected, no further adjustment is necessary.

The Audit Committee, along with management, discussed with Fruci, the Company’s former independent registered public accounting firm, and the Company’s current independent registered public accounting firm, M&K CPAS PLLC, the matters disclosed in this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 23, 2024	Laser Photonics Corporation

	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

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